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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT




Parent
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Timberland Bancorp, Inc.

                               Percentage                Jurisdiction or
Subsidiaries (a)              of Ownership            State of Incorporation
----------------              ------------            ----------------------

Timberland Savings
  Bank, SSB (1)                   100%                      Washington

Timberland Service
  Corporation (2)                 100%                      Washington



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(1) Upon consummation of the Conversion, Timberland Savings Bank, SSB will become a wholly-owned subsidiary of the Registrant.
(2) This corporation is a wholly owned subsidiary of Timberland Savings Bank, SSB.